UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 19, 2021

Silver bull resources, inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33125	91-1766677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Dunsmuir Street, Suite 1610 Vancouver, B.C.		V7Y 1K4
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	604-687-5800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 19, 2021, Silver Bull Resources, Inc. (“Silver Bull” or the “Company”) held its annual general meeting of shareholders (the “Annual Meeting”) on April 19, 2021. Pursuant to the vote for Proposal 4 described in Item 5.07 below, the shareholders approved and adopted amended and restated articles of incorporation of the Company to increase the number of authorized shares of Silver Bull common stock from 37.5 million to 150 million and to make certain non-substantive amendments (the “A&R Articles”). The two non-substantive amendments reflected in the A&R Articles were (i) including the name of the Company’s registered agent to comply with Nevada law and (ii) revising the description of the Company’s business purpose to simply provide that the Company is authorized to engage in any lawful activity permitted under Nevada law. The A&R Articles became effective on April 20, 2021.

The foregoing description of the A&R Articles is not complete and is qualified in its entirety by reference to the full text of the A&R Articles, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As noted in Item 5.03 above, the Annual Meeting was held on April 19, 2021. At the Annual Meeting, four proposals were submitted to the shareholders for approval as set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 23, 2021. As of the record date, February 18, 2021, a total of 33,713,931 shares of Silver Bull common stock were outstanding and entitled to vote. In total, 18,265,547 shares of Silver Bull common stock were present in person or represented by proxy at the Annual Meeting, which represented approximately 54.17% of the shares outstanding and entitled to vote as of the record date.

At the Annual Meeting, shareholders approved each of the four proposals that were submitted, (i) electing the slate of four persons to the Company’s Board of Directors, (ii) ratifying and approving Smythe LLP, Chartered Professional Accountants, as the Company’s independent registered public accounting firm, (iii) approving, on a non-binding advisory basis, the compensation of the Company’s named executive officers, and (iv) approving and adopting amended and restated articles of incorporation of the Company to increase in the number of authorized shares of Silver Bull common stock. In connection with each of the election of directors and the non-binding advisory vote on executive compensation, there were a total of 4,733,295 broker non-votes. The votes on the proposals were cast as set forth below:

1.                  Proposal No. 1 – Election of Directors. The shareholders elected the entire slate of directors presented to the shareholders. As a result, the Company’s Board of Directors consists of the four persons elected at the Annual Meeting.

Name	For	Withheld
Brian D. Edgar	13,126,121	406,131
Timothy T. Barry	13,102,640	429,612
Daniel J. Kunz	13,127,731	404,521
John A. McClintock	13,192,038	340,214

2.                  Proposal No. 2 – Ratification and approval of the appointment of Smythe LLP, Chartered Professional Accountants, as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2021.

For	Against	Abstain
18,080,515	66,260	118,772

3.                  Proposal No. 3 – Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers.

For	Against	Abstain
12,538,304	740,928	253,020

4.                  Proposal No. 4 – Approval and adoption of amended and restated articles of incorporation of the Company to increase the number of authorized shares of Silver Bull common stock from 37.5 million to 150 million and to make certain non-substantive amendments.

For	Against	Abstain
16,880,642	1,275,301	109,604

Item 7.01	Regulation FD Disclosure.

On April 20, 2021, the Company issued a press release regarding the Annual Meeting. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in this Item 7.01, including the information set forth in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of Silver Bull Resources, Inc.
99.1	Press release, dated as of April 20, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silver Bull resources, inc.

Date: April 21, 2021	By:	/s/ Christopher Richards
	Name:	Christopher Richards
	Title:	Chief Financial Officer